                                                                    EXHIBIT 3.15

                                 FORM OF BYLAWS
                                       OF
                           GRAND OLE OPRY TOURS, INC.
                           OPRYLAND PRODUCTIONS, INC.
                  WILDHORSE SALOON ENTERTAINMENT VENTURES, INC.

                                   ARTICLE I.
                                     OFFICES

      The executive offices of the Corporation shall be in Davidson County, Tennessee, but the Corporation may have other offices at such places as the Board of Directors may from time to time decide or as the business of the Corporation may require.

                                   ARTICLE II.
                            MEETINGS OF STOCKHOLDERS

      Section 1. Annual Meeting. The Annual Meetings of the shareholders shall be held at the call of the President on a date and at such time and place, either within or without the State of Tennessee, as may be selected by the President or the Board of Directors and designated in the call of the meeting.

      Section 2. Special Meeting. Special Meetings of the shareholders may be called at any time by the President, the Board of Directors or the holder or holders of not less than one tenth (1/10) of all of the shares entitled to vote at such meeting, to be held at such time and place, either within or without the State of Tennessee, as may be designated in the call of the meeting.

      Section 3. Notice of Meeting. Written notice stating the place, day and hour of annual and special meetings of shareholders shall be given to each shareholder, either personally or by mail to his last address of record with the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of any Special Meeting of shareholders shall state the purpose or purposes for which the meeting is called and the person or persons calling the meeting. Notice of any Annual or Special Meeting of shareholders may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed, which waiver may be signed by a shareholder or by his attorney-in-fact or proxy holder.

      Section 4. Voting. At all meetings of shareholders, all shareholders of record shall be entitled to one vote for each share of stock standing in their name and may vote either in person or by proxy. Proxies shall be filed with the Secretary of State of the meeting before being voted or counted for the purpose of determining the quorum.

      Section 5. Quorum. At all meetings of shareholders, a majority of the outstanding shares of stock entitled to vote , represented in person or by proxy, shall constitute a quorum for the transaction of business. The vote or authorization of a majority of the shares represented at any meeting at which a quorum is present or represented shall determine the action taken on any matter that may come before the meeting unless otherwise specifically required by law or by express provision of the charter or bylaws of the corporation.

      Section 6. Action by Written Consent. The shareholders shall be permitted to act by written consent as provided in the Tennessee Business Corporation Act, as amended from time to time.

                                  ARTICLE III.
                                    DIRECTORS

      Section 1. Number and Qualifications. The business and affairs of the Corporation shall be managed and controlled by a Board of Directors. Unless otherwise designated in the charter, the number of Directors shall never be less than the number permitted by law. Directors need not be shareholders of the Corporation.

      Section 2. Election and Term of Office. Unless named in the charter, the first Board of Directors shall be designated by the incorporator(s) and thereafter, the Directors shall be elected as the Annual Meeting of shareholders; but if any such Annual Meeting is not held or if the Directors are not elected at any such Annual Meeting, the Directors may be elected at any Special Meeting of the shareholders. Directors shall be elected by a plurality of the votes cast. The Directors shall hold office until the next Annual Meeting of shareholders and thereafter until their respective successors have been elected and qualified..

      Section 3. Meetings. Regular meetings of the Directors shall be held annually following the Annual Meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any two (2) Directors on at least two (2) days' notice sent by any usual means of communication. Notice of any such meeting may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed. Attendance of a Director at a meeting shall constitute a waiver of notice thereof unless such attendance is for the express purpose of objecting to such meeting. Any meeting of the Board of Directors may be held within or without the State of Tennessee at such place as may be determined by the person or persons calling the meeting.

      Section 4. Quorum. A majority of the total number of Directors prescribed for the Corporation shall constitute a quorum for the transaction of business. The vote or action of a majority of the Directors present at any meeting at which a quorum is had shall decide any matter that may come before the meeting and shall be the act of the Board unless otherwise specifically required by law or by express provision of the charter or bylaws of the Corporation.

      Section 5. Vacancies. Vacancies in the Board of Directors occurring for any reason, including an increase in the number of Directors, resignation, or the removal of any Director with or without cause, may be filled by vote of a majority of the Directors then in office although less than a quorum exists; but if the offices of a majority of the entire Board of Directors shall be vacant at the same time, such vacancies shall be filled only by vote of the shareholders. A

Director entitled to fill any vacancy shall hold office until the next Annual Meeting of shareholders and thereafter until his successor has been elected and qualified.

      Section 6. Removal and Resignation. Any or all of the Directors may be removed with or without cause, at any time, by vote of the shareholders. Any Director may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein without acceptance.

      Section 7. Committees. From time to time, a majority of the entire Board of Directors may by resolution appoint an executive committee or any other committee or committees for any purpose or purposes to the extent permitted by law, which committee or committees shall have such powers as shall be specified in the resolution of appointment

      Section 8. Action by Written Consent. The Directors shall be permitted to act by written consent as provided in the Tennessee Business Corporation Act, as amended from time to time.

                                   ARTICLE IV.
                                    OFFICERS

      Section 1. Designation. The officers of the Corporation shall be a President, on or more Vice-Presidents, a Secretary, and a treasurer. Any two (2) or more of such offices may be held by the same person except the offices of President and Secretary.

      Section 2. President. The President shall be the chief executive officer of the Corporation and shall exercise all the powers and duties customarily exercised by the chief executive officer of business corporations. He or she shall preside at all meetings of the shareholders and the Board of Directors and shall call regular and special meetings of the shareholders and Board of Directors in accordance with these bylaws. He or she shall have general supervision of the business and property of the Corporation and may appoint agents and employees of the Corporation, other than the officers elected or appointed by the Board, subject to the approval of the Board. He or she shall perform such other duties as may from time to time be prescribed by the Board.

      Section 3. Vice President. The Vice President or Vice Presidents shall assist the President in the management of the Corporation and shall have such other powers and perform such other duties as may be assigned by the Board. In the absence, disqualification or incapacity of the President, the senior vice present shall perform the duties and exercise the powers of the President.

      Section 4. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in appropriate books, and he shall attend to the giving of all notices for the Corporation. He or she shall have charge of the seal and stock books of the Corporation and such other books and papers as the Board may direct and shall in general perform all duties incident to the office of Secretary of the Corporation. He or she shall perform such other duties as may from time to time be prescribed by the Board.

      Section 5. Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation, and he or shall in general perform all duties incident to the office of Treasurer of the Corporation. He or she shall perform such other duties as may from time to time be prescribed by the Board.

      Section 6. Other Officers. The Board of Directors may appoint, or may authorize the President to appoint, one or more Vice Presidents, an Assistant Secretary, an Assistant Treasurer, and such other officers as the Board may from time to time decide, who shall have such authority and perform such duties as may from time to time be prescribed by the Board or designated by the President.

      Section 7. Election and Term of Office. The officers shall be elected or appointed at the regular meeting of the Board of Directors following the Annual Meeting of shareholders, provided that any vacancy or newly created office may be filled at a special meeting of the Board. The officers shall hold office at the pleasure of the Board, and any officer may be removed at any time by a majority of the entire Board. Unless otherwise determined by the Board, each officer shall hold office until the next regular meeting of the Board following the Annual Meeting of shareholders and thereafter until his successor has been elected or appointed and qualified.

                                   ARTICLE V.
                                     SHARES

      Section 1. Certificates. The shares of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe. Such certificates shall be numbered consecutively in the order in which they are issues, which numbering system may be separated by class or series if there shall be more than one class or series. The certificates shall be signed by the President and Secretary unless the Board of Directors shall otherwise designate any two (2) officers of the Corporation for such purpose.

      Section 2. Record. The name and address of all persons to whom the shares of the Corporation are issued, the number of shares, and the date of issue shall be entered on the books of the Corporation. It shall be the duty of each shareholder to notify the Corporation of his address.

      Section 3. Transfers. The shares of the Corporation are transferable only on the books of the Corporation by the registered holder thereof, either in person or by power of attorney, and upon delivery and surrender of the certificate representing such shares properly endorsed for transfer. Certificates exchanged or surrendered shall be cancelled by the Secretary and placed in the corporate records.

      Section 4. Loss of Certificates. In the case of the loss, mutilation or destruction of a certificate.

                                   ARTICLE VI.
                                      SEAL

      Section 1. Authority to Adopt. The Corporation may have a seal in such form as the Board of Directors may adopt, and the Board of Directors may from time to time change the form of the seal of the Corporation.

      Section 2. Scroll Seal. In the event the Board shall not have adopted a seal or if it is inconvenient to use the adopted seal at any time, an authorized signature made in the name and on behalf of the Corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation.

                                  ARTICLE VII.
                                   FISCAL YEAR

      The fiscal year of the Corporation shall begin on January 1 and end on the last day of December of the same calendar year, but the Board of Directors may from time to time change the fiscal year of the Corporation.

                                  ARTICLE VIII.
                               REFUND OF PAYMENTS

      In the event that the Internal Revenue Service shall disallow in whole or in part, the deduction by the Corporation as an ordinary and necessary business expense of any payment made to an officer of the Corporation, whether as compensation, interest, rent or reimbursement of the expenses incurred by such officer, such officer shall reimburse the Corporation to the full extent of such disallowance. The Board of Directors of the Corporation shall have the duty to require reimbursement by each such officer to whom payments which have been disallowed have been made, and it shall be the legal duty of each such officer thus to reimburse the Corporation. In lieu of direct payment by the officer to effect such reimbursement, the Board of Directors of the Corporation may in its discretion, direct and specify the amount to be withheld from the future compensation payments of such officer until the full amount owed to the Corporation has been recovered.

                                   ARTICLE IX.
                                    INDEMNITY

      Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he or she is or was serving as an officer of Director of the Corporation or is or was serving at the request of the Corporation as a Director of officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith, and he or she reasonably believed that:

      (1) In the case of conduct in the officer's or Director's official capacity with the Corporation, that his or her conduct was in the Corporation's best interest;

      (2) In all other cases, that the officer's or Director's conduct was at least not opposed to the Corporation's best interests; and

      (3) In the case of any criminal proceeding, the officer or Director had no reasonable cause to believe that his or her conduct was unlawful to the maximum extent permitted by, and in the manner provided by, the Tennessee Business Corporation Act as in effect at the date of the adoption of these bylaws.

                                   ARTICLE X.
                                    AMENDMENT

      The shareholders of the Corporation may adopt new bylaws and may amend or repeal any or all of these bylaws at any Annual or Special Meeting. The Board of Directors may adopt new bylaws and may amend or repeal any or all of these bylaws by the vote of a majority of the entire Board, provided that: (i) the Board shall make no amendment changing the number of Directors, and (ii) any bylaws adopted by the Board may be amended or repealed by the shareholders.